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                                                                     EXHIBIT 5.1


                               FAEGRE & BENSON LLP
                2200 Wells Fargo Center, 90 South Seventh Street
                        Minneapolis, Minnesota 55402-3901
                             Telephone 612-336-3000
                                Fax 612-336-3026

                                February 13, 2001

Digi International Inc.
11001 Bren Road East
Minnetonka, Minnesota 55343

         In connection with the proposed registration under the Securities Act of 1933, as amended, of shares of Common Stock of Digi International Inc., a Delaware corporation (the "Company"), offered and to be offered pursuant to the Digi International Inc. 2000 Omnibus Stock Plan (the "Plan"), we have examined the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, and such other documents, including the Registration Statement on Form S-8, dated the date hereof, to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion. Accordingly, based upon the foregoing, we are of the opinion that:

         1. The Company is duly and validly organized and existing and in good standing under the laws of the State of Delaware.

         2. The Company has duly authorized the issuance of the shares of Common Stock which may be issued pursuant to the Plan.

         3. The shares which may be issued pursuant to the Plan will be, upon issuance, validly issued and outstanding and fully paid and nonassessable.

         4. All necessary corporate action has been taken by the Company to adopt and amend the Plan, and the Plan is a validly existing plan of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ Faegre & Benson LLP
                                       -----------------------------------------
                                       FAEGRE & BENSON LLP